                                                                Exhibit 99(a)(2)

                   Report of Independent Auditors on Schedules

The Board of Directors and Stockholder
American Equity Investment Life Insurance Company

We have audited the consolidated balance sheets of American Equity Investment Life Insurance Company as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2003, and have issued our report thereon dated February 27, 2004 (included elsewhere in this Form N-4). Our audits also included the financial statement schedules listed in Item 24(a)(2) of this Form N-4. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the financial statements taken as a whole, present fairly in all material respects the information set forth therein.

February 27, 2004                                          /s/ Ernst & Young LLP

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                American Equity Investment Life Insurance Company

                                   Schedule I

                       Summary of Investments - Other Than

                         Investments in Related Parties

                             (Dollars in thousands)

                                December 31, 2003

                                                                                 AMOUNT AT WHICH
                                                                     FAIR            SHOWN IN
              TYPE OF INVESTMENT                   COST (1)         VALUE       BALANCE SHEET (2)
---------------------------------------------   -------------   -------------   -----------------
Fixed maturity securities
  Available for sale
    United States Government and agencies       $   2,554,861   $   2,498,301   $       2,498,301
    Public utilities                                   51,300          51,835              51,835
    Corporate securities                              330,993         333,725             333,725
    Redeemable preferred stocks                         8,923          10,079              10,079
    Mortgage and asset-backed securities              717,679         684,061             684,061
                                                -------------   -------------   -----------------
                                                    3,663,756       3,578,001           3,578,001
  Held for investment
    United States Government and agencies           1,751,532       1,641,467           1,751,532
    Redeemable preferred stocks                        75,757          75,757              75,757
                                                -------------   -------------   -----------------
                                                    1,827,289       1,717,224           1,827,289
                                                -------------   -------------   -----------------
    Total fixed maturity securities                 5,491,045   $   5,295,225           5,405,290
                                                                =============
Equity securities
  Non-redeemable preferred stocks                      16,182   $      16,091              16,091
  Common stocks                                         1,995           1,701               1,701
                                                -------------   -------------   -----------------
    Total equity securities                            18,177   $      17,792              17,792
                                                                =============
Mortgage loans on real estate                         608,715                             608,715
Derivative instruments                                119,831                             119,831
Policy loans                                              324                                 324
Short-term investments                                 30,291                              30,291
                                                -------------                   -----------------
    Total investments                           $   6,268,383                   $       6,182,243
                                                =============                   =================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities, derivative instruments and short-term investments, unpaid principal balance for mortgage loans and original cost for equity securities.

(2) Derivative instruments are carried at estimated fair value.

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                American Equity Investment Life Insurance Company

                                  Schedule III

                       Supplementary Insurance Information

                             (Dollars in thousands)

         COLUMN A               COLUMN B          COLUMN C          COLUMN D          COLUMN E
                            ---------------   ---------------   ---------------   ---------------
                                               FUTURE POLICY                        OTHER POLICY
                                                 BENEFITS,                           CLAIMS AND
                                DEFERRED          LOSSES,                             BENEFITS
                                 POLICY          CLAIMS AND                           PAYABLE
                              ACQUISITION           LOSS            UNEARNED        ACQUISITION
                                 COSTS            EXPENSES          PREMIUMS           COSTS
                            ---------------   ---------------   ---------------   ---------------
                                                   (DOLLARS IN THOUSANDS)
As of December 31, 2003:
  Life insurance            $       703,664   $     8,315,874   $             -   $        60,995
                            ===============   ===============   ===============   ===============
As of December 31, 2002:
  Life insurance            $       595,450   $     6,737,888   $             -   $        35,644
                            ===============   ===============   ===============   ===============
As of December 31, 2001:
  Life insurance            $       492,757   $     4,420,720   $             -   $        22,046
                            ===============   ===============   ===============   ===============

           COLUMN A                  COLUMN F          COLUMN G          COLUMN H          COLUMN I          COLUMN J
         -------------           ---------------   ---------------   ---------------   ---------------   ---------------
                                                                        BENEFITS,        AMORTIZATION
                                                                         CLAIMS,         OF DEFERRED
                                                         NET            LOSSES AND          POLICY            OTHER
                                     PREMIUM          INVESTMENT        SETTLEMENT       ACQUISITION        OPERATING
                                     REVENUE            INCOME           EXPENSES           COSTS            EXPENSES
                                 ---------------   ---------------   ---------------   ---------------   ---------------
                                                                         (DOLLARS IN THOUSANDS)
Year ended December 31, 2003:    $        34,138   $       352,414   $       321,168   $        52,982   $        31,593
   Life insurance
                                 ===============   ===============   ===============   ===============   ===============
Year ended December 31, 2002:    $        29,040   $       304,128   $       181,923   $        39,930   $        27,263
   Life insurance
                                 ===============   ===============   ===============   ===============   ===============
Year ended December 31, 2001:    $        25,661   $       204,653   $       120,606   $        23,040   $        26,273
   Life insurance
                                 ===============   ===============   ===============   ===============   ===============

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                AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

                                   SCHEDULE IV

                                   REINSURANCE

                             (DOLLARS IN THOUSANDS)

                 COLUMN A                      COLUMN B        COLUMN C        COLUMN D       COLUMN E        COLUMN F
               -------------                 ------------   --------------   ------------   ------------    --------------
                                                                             ASSUMED FROM                     PERCENT OF
                                                            CEDED TO OTHER       OTHER                          AMOUNT
                                             GROSS AMOUNT     COMPANIES        COMPANIES     NET AMOUNT     ASSUMED TO NET
                                             ------------   --------------   ------------   ------------    --------------
                                                                           (DOLLARS IN THOUSANDS)
Year ended December 31, 2003:

  Life insurance in force, at end of year    $  2,580,812   $        1,034   $    141,817   $  2,721,595              5.21%
                                             ============   ==============   ============   ============    ==============
  Insurance premiums and other
   considerations:
   Annuity and single premium
     universal life product charges          $     26,025   $        5,573   $          -   $     20,452                 -%
   Traditional life and accident and
     health insurance premiums                     11,941              156          1,901         13,686             13.89
                                             ------------   --------------   ------------   ------------    --------------
                                             $     37,966   $        5,729   $      1,901   $     34,138              5.57%
                                             ============   ==============   ============   ============    ==============
Year ended December 31, 2002:

  Life insurance in force, at end of year    $  2,084,417   $          807   $    133,745   $  2,217,355              6.03%
                                             ============   ==============   ============   ============    ==============
  Insurance premiums and other
   considerations:
   Annuity and single premium
     universal life product charges          $     17,091   $        1,715   $          -   $     15,376                 -%
   Traditional life and accident and
     health insurance premiums                     10,421              362          3,605         13,664             26.38
                                             ------------   --------------   ------------   ------------    --------------
                                             $     27,512   $        2,077   $      3,605   $     29,040             12.41%
                                             ============   ==============   ============   ============    ==============
Year ended December 31, 2001:

  Life insurance in force, at end of year    $  2,366,765   $      260,675   $    209,647   $  2,315,737              9.05%
                                             ============   ==============   ============   ============    ==============
  Insurance premiums and other
   considerations:
   Annuity and single premium
     universal life product charges          $     12,555   $           35   $          -   $     12,520                 -%
   Traditional life and accident and
     health insurance premiums                      9,043              156          4,254         13,141             32.37
                                             ------------   --------------   ------------   ------------    --------------
                                             $     21,598   $          191   $      4,254   $     25,661             16.58%
                                             ============   ==============   ============   ============    ==============